EXHIBIT 99.(m1)

                                DEALER AGREEMENT

                         JULIUS BAER GLOBAL EQUITY FUND



FROM ("DEALER"):





TO ("UNIFIED" OR "DISTRIBUTOR"):

UNIFIED FINANCIAL SECURITIES, INC.
431 NORTH PENNSYLVANIA STREET
INDIANAPOLIS, INDIANA 46204

Gentlemen:

Dealer desires to enter into an agreement with Distributor for the sale and distribution of the shares of Julius Baer Global Equity Fund, an open-end investment company (hereinafter referred to as the "Fund") of which Unified is the Distributor and whose shares are offered to the public at an offering price which will not include a sales charge (hereinafter referred to as the "Shares"). Upon acceptance of this Agreement by Distributor, Dealer understands that Dealer may offer and sell Shares subject, however, to all of the terms and conditions hereof and to Distributor's right, without notice, to suspend or terminate the sale of the Shares of the Fund.

1. Dealer understands that the Shares will be offered and sold at the public offering price in effect at the time the order for such Shares is confirmed and accepted by Distributor. All purchase requests and applications submitted by Dealer are subject to acceptance or rejection in Distributor's sole discretion, and, if accepted, each purchase will be deemed to have been consummated at the office of the Fund's shareholder servicing agent.

2. Dealer herein certifies that Dealer is either a member of the National Association of Securities Dealers, Inc. ("NASD") and agrees to maintain its membership in the NASD or in the alternative during the full force and effect of this Agreement, or, that Dealer is a foreign dealer not eligible for membership in the NASD. In either case, for as long as this Agreement is in full force and effect, Dealer agrees to abide by all of the rules and regulations of the Securities and Exchange Commission ("S.E.C.") and the NASD which are binding upon underwriters and dealers in the distribution of the securities of open-end investment companies, including without limitation, Section 2830 of the NASD Conduct Rules, all of which are incorporated herein as if set forth in full. Dealer agrees that it will not sell or offer sale Shares in any state or jurisdiction where Shares have not been qualified for sale.

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3.     Dealer will offer and sell Shares of the Fund only in accordance with the terms and  conditions of the Fund's then current  Prospectus and Dealer will not make any representation that is not included in said Prospectus or in any authorized supplemental material supplied by Distributor and/or the Fund or its agents. Dealer will use its best effort in the development and promotion of sales of Shares and agrees to be responsible for the proper instruction and training of all sales personnel employed by Dealer, in order that the Shares will be offered in accordance with the terms and conditions of this Agreement
and  all  applicable  laws,  rules  and  regulations.   Dealer  agrees  to  hold
Distributor harmless and indemnify Distributor in the event that Dealer, or any of Dealer's sales representatives, should violate any law, rule or regulation, or any provisions of this Agreement, which violation may result in liability to Distributor, or the Fund. All expenses that Dealer may incur in connection with Dealer's activities under this Agreement shall be borne by Dealer.

4. Payments for purchases of Shares made by wire order from Dealer shall be made to Distributor, or Distributor's designated agent, and received by Distributor, or Distributor's designated agent, together with all necessary applications and other documents required to establish an account within five business days after the acceptance of Dealer's order or such shorter time as may be required by law. If such timely payment is not received by Distributor, or Distributor's designated agent, Dealer understands and agrees herein that Distributor reserves the right, without notice, forthwith to cancel the sale, or, at Distributor's option, to sell back to the Fund the Shares ordered by Dealer, in which latter case, Dealer will be held responsible for any loss, including loss of profit, suffered by Distributor or Distributor's designated agent, resulting from Dealer's failure to make the aforesaid payment. Where sales of Fund Shares are contingent upon the Fund's receipt of payment therefore, Dealer will forward promptly to Distributor, or Distributor's designated agent, any purchase orders and/or payments received by Dealer from investors.

5. Dealer agrees to purchase Shares only from Distributor or from Dealer's customers. If Dealer purchases Shares from Distributor, Dealer agrees that all such purchases shall be made only to cover orders received by Dealer from Dealer's customers, or for Dealer's own bona fide investment. If Dealer purchases Shares from Dealer's customers, Dealer agrees to pay such customers not less than the applicable repurchase price as established by the then current applicable Prospectus.

6. Distributor's obligations to Dealer under this Agreement are subject to all the provisions of any distributorship agreement entered into between Distributor and the Fund. Dealer understands and agrees herein that in Dealer's performing of its services covered by this Agreement that Dealer is acting as a principal, and Distributor is in no way responsible for the manner of Dealer's performance or for any of Dealer's acts, employees or representatives as Distributor's agent, partner or employee, or the agent or employee of the Fund.

7. Each of Dealer and Distributor acknowledges that it may be provided "non-public personal information" (as defined in Regulation S-P under the Securities Exchange Act of 1934, as amended ("Regulation S-P")) resulting from transactions or services in connection with Shares sold under this Agreement. Each agrees that it shall comply with all Federal and State laws and regulations applicable to it and relating to privacy and the use or disclosure of such non-public personal information. Each also represents and warrants that it has implemented and agrees that it will maintain an effective information security program to protect non-public personal information, which program includes administrative, technical and physical safeguards: (i) to ensure the security and confidentiality of non-public personal information; (ii) to protect against any anticipated threats or


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hazards to the security or integrity of such  non-public  personal  information;
and (iii) to protect against unauthorized access to or use of non-public personal information. Each, upon request of the other, shall investigate any alleged disclosure of non-public personal information, and certify to the other (and to the Fund, if the request originates from the Distributor) the results of such investigation, and provide documentation in support thereof.

8. Dealer hereby represents and warrants that it formulates, maintains and uniformly administers policies and procedures (as amended from time to time, the "Dealer AML Program") that are designed to ensure compliance with the USA Patriot Act of 2001, the Bank Secrecy Act of 1970, the Customer Identification Program rules jointly adopted by the SEC and U.S. Treasury Department, and other applicable regulations adopted thereunder (collectively, the "Applicable AML Laws"). Upon request of the Fund or the Distributor, Dealer shall investigate any purchase or redemption of Shares, certify to the Fund and the Distributor that such purchase or redemption conforms, to the best of its knowledge, with the terms and conditions of this Agreement, and provide documentation in support thereof.

9. Dealer may terminate this Agreement by notice in writing to Distributor, which termination shall become effective thirty days after the date of receipt by Distributor. Dealer agrees that Distributor has and reserves the right, in Distributor's sole discretion, without notice, to suspend sales of Shares of the Fund, or to withdraw entirely the offering of Shares of the Fund, or, in Distributor's sole discretion, to modify, amend or cancel this Agreement upon written notice to Dealer of such modification, amendment or cancellation, which shall be effective immediately on the date stated in such notice. Without limiting the foregoing, Distributor may terminate this Agreement for cause on violation by Dealer of any of the provisions of this Agreement, said termination to become effective on the date of the mailing notice to Dealer of such termination. Without limiting the foregoing, any provision hereof to the contrary notwithstanding, Dealer's expulsion from the NASD will automatically terminate this Agreement without notice; Dealer's suspension from the NASD, the appointment of a trustee for all or substantially all of Dealer's business assets, or violation of applicable State or Federal laws or rules or regulations of authorized regulatory agencies will terminate this Agreement effective upon the date of Distributor's mailing to Dealer of such termination. Distributor's failure to terminate for any cause shall not constitute a waiver of Distributor's right to terminate at a later date for any such cause. All notices hereunder shall be to the respective parties at the addresses listed herein, unless changed by written notice. Any dispute that may arise in connection with this Agreement shall be submitted to NASD arbitration, with the panel to be located in Indianapolis, Indiana.

10. This Agreement shall become effective upon Distributor's execution of this Agreement, such date being the one appearing below. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Indiana. This Agreement is not assignable by Dealer without the written permission of Distributor. Distributor may assign or transfer this Agreement to any successor firm or corporation that becomes Distributor or Sub-Distributor of the Fund.

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       IN WITNESS  WHEREOF,  the parties have executed this  Agreement as of the date last written.


DEALER:                                     "ACCEPTED" BY DISTRIBUTOR:

  [TYPE NAME]                               UNIFIED FINANCIAL SECURITIES, INC.
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BY:                                         BY:
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       (AUTHORIZED SIGNATURE)

DATE:                                       DATE:
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